                        SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                            COMPUTATION OF EARNINGS PER COMMON SHARE
                                            (UNAUDITED)

                                             EXHIBIT 11
                                           --------------

                                     Primary Earnings per Share

                                           Three Months Ended                Nine Months Ended
                                             September 30,                     September 30,
                                         1997             1996             1997             1996
                                     ------------     ------------     ------------     ------------
Weighted average number of
 common shares outstanding             11,475,850       11,436,426       11,464,393       11,418,249

Shares issuable pursuant to
 employee stock option plans,
 less shares assumed repurchased
 at the average fair value
 during the period                        530,793          355,661          477,104          305,885

Shares issuable pursuant to the
 independent director stock
 option plan, less shares assumed
 repurchased at the average fair
 value during the period                    5,879            3,975            5,178            3,362
                                     ------------     ------------     ------------     ------------

Number of shares for computation
 of primary net income per share       12,012,522       11,796,062       11,946,675       11,727,496
                                     ============     ============     ============     ============

Net income                           $  8,188,215     $  6,392,770     $ 19,966,481     $ 14,823,123
                                     ============     ============     ============     ============

Primary net income per share         $       0.68     $       0.54     $       1.67     $       1.26
                                     ============     ============     ============     ============


                       SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                           COMPUTATION OF EARNINGS PER COMMON SHARE
                                          (UNAUDITED)

                                           EXHIBIT 11
                                         --------------

                               Fully Diluted Earnings per Share

                                           Three Months Ended                Nine Months Ended
                                             September 30,                     September 30,
                                         1997             1996             1997             1996
                                     ------------     ------------     ------------     ------------

Weighted average number of
 common shares outstanding             11,475,850       11,436,426       11,464,393       11,418,249

Shares issuable pursuant to
 employee stock option plans,
 less shares assumed repurchased
 at the end of period fair value          578,772          358,029          584,484          366,483

Shares issuable pursuant to the
 independent director stock option
 plan, less shares assumed
 repurchased at the end of period
 fair value                                 6,544            4,000            6,642            4,000
                                     ------------     ------------     ------------     ------------

Number of shares for computation
 of fully diluted net income per
 share                                 12,061,166       11,798,455       12,055,519       11,788,732
                                     ============     ============     ============     ============

Net income                           $  8,188,215     $  6,392,770     $ 19,966,481     $ 14,823,123
                                     ============     ============     ============     ============

Fully diluted net income per share   $       0.68     $       0.54     $       1.66     $       1.26
                                     ============     ============     ============     ============
